STRUCTURED INVESTMENTS
Client Strategy Guide: March 2010 Offerings
                                                        Free Writing Prospectus
                                                           Dated March 15, 2010
                                          Registration Statement No. 333-156423
                                                     Filed Pursuant to Rule 433

Client Strategy Guide: March 2010 Offerings

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets
Inc., and March 2010 you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                       1

MorganStanley SmithBarney
Client Strategy Guide: March 2010 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents ..... page 3
Selected Features & Risk Disclosures ..... page 4
Structured Investments Spectrum ..... page 5

Core Offerings

Six Core Investments Offered

U.S. Equities	..... page 6 ..... page 7 PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley. ..... page 8
International Equities	..... page 9 ..... page 10
Commodities	PLUS℠ based on the Dow Jones-UBS Commodity Index℠ (DJUBS) by Morgan Stanley ..... page 11

Tactical Offerings

Actionable Themes in the Marketplace

U.S. Equities	..... page 12 ..... page 13 Index LASERS℠ based on the Dow Jones Industrial Average℠ (DJIA) by Morgan Stanley. ..... page 14 ..... page 15 8% to 10% ELKS® based on Banc of America Corporation (BAC) by Morgan Stanley ..... page 16 8% to 10% ELKS® based on SanDisk Corporation (SNDK) by Morgan Stanley ..... page 17 ..... page 18
International Equities	JUMP Securities based on the iShares® FTSE/Xinhua China 25 index Fund (FXI) by Morgan Stanley ..... page 19
Commodities	..... page 20
Currencies	..... page 21 PLUS℠ based on a Currency Basket (BRL, KRW, MXN) Relative to the U.S. Dollar by Morgan Stanley ..... page 22
Multi-Asset	..... page 23

Selected Risks & Considerations ..... page 24

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                      MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offerings                                                                                  Page 3
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Important Information Regarding Offering Documents

The  products  set  forth in the  following  pages  are  intended  as a  general  indication  only of the
Structured  Investments  offerings  available  through  Morgan Stanley Smith Barney through the date when the ticketing  closes for each offering.  Morgan Stanley Smith Barney or the applicable  issuer  reserves the right to terminate  any  offering  prior to its trade date,  to postpone the trade date,  or to close ticketing  early on any offering.  The  information set forth herein provides only a summary of terms and does not contain the complete terms and conditions  for any offering of an SEC Registered  Offering.  You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately  filed a registration  statement  (including a prospectus) with the Securities
& Exchange  Commission  (or SEC),  for the offerings by that issuer to which this Strategy Guide relates.
Before you  invest in any of the  offerings  identified  in this  Strategy  Guide,  you  should  read the prospectus and the applicable  registration  statement,  the applicable  pricing  supplement,  prospectus supplements  and any other documents  relating to the offering that the applicable  issuer has filed with the SEC for more complete  information  about the applicable  issuer and the offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

    o        For Registered Offerings Issued by Morgan Stanley:
             Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively,  Morgan  Stanley  Smith  Barney  will  arrange  to send you the  prospectus  and any other documents  related  to the  offering  electronically  or  hard  copy if you so  request  by  calling  the toll-free  number  1-800-584-6837  or  emailing  prospectus@morganstanley.com  or by calling  your Morgan
Stanley Smith Barney Financial Advisor.

The  securities  described  herein are not bank deposits and are not insured or guaranteed by the Federal
Deposit  Insurance  Corporation  or any  other  governmental  agency,  nor are they  obligations  of,  or guaranteed by, a bank.

Each  issuer  listed  above is the issuer for  offerings  only where  expressly  identified.  None of the issuers  are  responsible  for the  filings  made with the SEC by the other  issuers  identified  in this document.

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This material was not prepared by the Research  Departments of Morgan Stanley Smith Barney,  Morgan Stanley & Co.  Incorporated,  or
Citigroup  Global Markets Inc., and you should not regard it as a research  report.  Please see the offering  materials for complete
product disclosure including tax disclosure and related risks.                                                           March 2010

                                                                                                                      MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offerings                                                                                  Page 4
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Selected Features & Risk Disclosures

Features

Structured  Investments offer investors choices in terms of underlying asset,  market view, time horizon, potential returns and risk tolerance.

Such features may include:

    Varying levels of exposure to potential capital appreciation or depreciation
    Returns based on a defined formula
    Variety of underlying assets, including equities, commodities, currencies and interest rates
    Minimum investment of $1,000; unless otherwise noted

Key Risks

An  investment  in  Structured  Investments  involves a variety of risks.  The  following are some of the
significant   risks  related  to  Structured   Investments.   Please  refer  to  the  "Selected  Risks  &
Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of  Structured  Investments  may be influenced  by a variety of  unpredictable  factors.
Several factors may influence the value of a particular  Structured  Investment in the secondary  market, including,  but not limited to, the value and volatility of the underlying asset,  interest rates, credit spreads  charged by the market for taking the  applicable  issuer's  credit risk,  dividend  rates on any equity  underlying  asset,  and time  remaining to maturity.  In addition,  we expect that the  secondary market price of a Structured  Investment  will be adversely  affected by the fact that the issue price of the Structured Investment includes the agent's commissions and expected profit.

Issuer credit risk.  All payments on Structured  Investments  are  dependent on the  applicable  issuer's ability to pay all amounts due and therefore  investors are subject to the credit risk of the  applicable issuer.

Secondary  trading  may  be  limited.  There  may be  little  or no  secondary  market  for a  particular
Structured  Investment.  If the  applicable  pricing  supplement  so  specifies,  we may  apply to list a
Structured  Investment  on a  securities  exchange,  but  it is  not  possible  to  predict  whether  any
Structured  Investment  will meet the listing  requirements of that  particular  exchange,  or if listed, whether any secondary market will exist.

Appreciation  potential  or  participation  in the  underlying  asset  may be  limited.  The  terms  of a
Structured  Investment  may limit the  maximum  payment  at  maturity  or the  extent to which the return reflects the performance of the underlying asset.

Potential  loss of  principal.  The terms of a  Structured  Investment  may not provide for the return of principal and an investment may result in a loss of some or all of your  principal.  Even where principal protection is provided for by the terms of the Structured  Investment,  it is still subject to the credit risk of the  applicable  issuer  and the  applicable  issuer's  ability  to  repay  its  obligations.  In addition,  you may receive less, and possibly  significantly  less, than the stated  principal  amount if you sell your investment prior to maturity.

Principal Protected Structured  Investments  typically do not make periodic interest payments and may not pay more than the principal  amount at maturity.  Unlike ordinary debt  securities,  principal  protected
Structured  Investments do not pay interest.  Instead,  at maturity,  the investor receives the principal amount plus a supplemental  redemption  amount based upon the  performance of the  underlying  asset,  in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal  amount at maturity for Principal  Protected  Structured  Investments.
Because  the  supplemental   redemption  amount  due  at  maturity  on  principal  protected   Structured
Investments  may equal zero, the return on your  investment  (i.e.,  the effective yield to maturity) may be less  than the  amount  that  would be paid on an  ordinary  debt  security.  The  return  of only the principal  amount at maturity  may not  compensate  you for the  effects of  inflation  or other  factors relating to the value of money over time.

Potential  conflicts.  The issuer of a Structured  Investment  and its  affiliates  may play a variety of roles in connection with the Structured  Investment,  including  acting as calculation  agent and hedging the issuer's  obligations  under the  Structured  Investment.  In performing  these duties,  the economic interests of the calculation  agent and other affiliates of the applicable  issuer may be adverse to your interest as an investor in the Structured Investment.

The  aforementioned  risks are not  intended  to be an  exhaustive  list of the risks  associated  with a particular  Structured  Investment  offering.  Before you invest in any Structured  Investment you should
thoroughly  review  the  particular   investment's  prospectus  and  related  offering  materials  for  a comprehensive description of the risks and considerations associated with the offering.

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This material was not prepared by the Research  Departments of Morgan Stanley Smith Barney,  Morgan Stanley & Co.  Incorporated,  or
Citigroup  Global Markets Inc., and you should not regard it as a research  report.  Please see the offering  materials for complete
product disclosure including tax disclosure and related risks.                                                           March 2010

                                                                                                                      MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offerings                                                                                  Page 5
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Structured Investments Spectrum

Structured Investments can be divided into five broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Principal Protected,
Partial Principal Protected, Enhanced Yield, Leveraged Performance and Access.

Principal Protected Investments combine the return of all principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

Partial Principal Protected Investments combine the return of some principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

 o    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay all principal at maturity.

 o    May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

 o    May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

 o    May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

 o    May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

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This material was not prepared by the Research  Departments of Morgan Stanley Smith Barney,  Morgan Stanley & Co.  Incorporated,  or
Citigroup  Global Markets Inc., and you should not regard it as a research  report.  Please see the offering  materials for complete
product disclosure including tax disclosure and related risks.                                                           March 2010

                                                                                                                      MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offerings                                                                                  Page 6
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 [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]
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This material was not prepared by the Research  Departments of Morgan Stanley Smith Barney,  Morgan Stanley & Co.  Incorporated,  or
Citigroup  Global Markets Inc., and you should not regard it as a research  report.  Please see the offering  materials for complete
product disclosure including tax disclosure and related risks.                                                           March 2010

MorganStanley
SmithBarney

Client Strategy Guide: March 2010 Offerings Page 7

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: March 2010 Offerings Page 8

Opportunities in U.S. Equities

Leveraged Performance ○ PLUS℠ based on the S&P 500® Index (SPX)

Strategy Overview	✓ Leveraged upside exposure within a certain range of index performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the S&P 500® Index and seeking enhanced returns within a certain range of index performance, in exchange for an appreciation limited to the maximum payment at maturity

Risk Considerations	✓ No principal protection ✓ Full downside exposure to the S&P 500® Index ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be greater than, equal to or less than the principal amount based upon the closing value of the asset on the valuation date. The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Index	S&P 500® Index (SPX)
Maturity Date	April 27, 2011 (approximately 13 Months)
Leverage Factor	300%
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$11.20 to $11.60 per PLUS (112% to 116% of the stated principal amount), to be determined on the pricing date
Payment at Maturity per PLUS	• If the Final Index Value is *greater than* the Initial Index Value: ○ $10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is *less than or equal to* the Initial Index Value: ○ $10 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $10 per PLUS.*
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – March 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: March 2010 Offerings Page 9

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                      MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offerings                                                                                  Page 10
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(1)  Expected Pricing Dates are subject to change.  Due to market  conditions,  Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone,  the Expected Pricing Date. Some terms are subject to change.  Terms will be fixed on the pricing date for the investment.
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This material was not prepared by the Research  Departments of Morgan Stanley Smith Barney,  Morgan Stanley & Co.  Incorporated,  or
Citigroup  Global Markets Inc., and you should not regard it as a research  report.  Please see the offering  materials for complete
product disclosure including tax disclosure and related risks.                                                           March 2010

MorganStanley SmithBarney

Client Strategy Guide: March 2010 Offerings Page 11

Opportunities in Commodities

Leveraged Performance ○ PLUS℠ based on the Dow Jones-UBS Commodity Index℠ (DJUBS)

Strategy Overview	✓ Leveraged upside exposure within a certain range of index performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the Dow Jones-UBS Commodity Index℠ and seeking enhanced returns within a certain range of index performance, in exchange for appreciation potential limited to the maximum payment at maturity

Risk Considerations	✓ No principal protection ✓ Full downside exposure to the Dow Jones-UBS Commodity Index℠ ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments ✓ Exposure concentrated in physical commodities

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset on the valuation date. The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Commodity Index	Dow Jones-UBS Commodity Index℠
Maturity Date	September 28, 2011 (approximately 18 Months)
Leverage Factor	300%
Leveraged Upside Payment	$1,000 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$1,240 to $1,270 per PLUS (124% to 127% of the stated principal amount), to be determined on the pricing date
Payment at Maturity per PLUS	• If the Final Index Value is *greater than* the Initial Index Value: ○ $1,000 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is *less than or equal to* the Initial Index Value: ○ $1,000 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $1,000 and could be zero. There is no minimum payment at maturity on the PLUS.*
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$1,000 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – March 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: March 2010 Offerings Page 12

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: March 2010 Offerings Page 13

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: March 2010 Offerings Page 14

Opportunities in U.S. Equities

Leveraged Performance ○ Index LASERS^SM based on the Dow-Jones Industrial Average^SM (DJIA)

Strategy Overview	✓ Index LASERS^SM allow investors to capture returns matching the underlying index's actual positive performance and provide some protection against loss should the underlying index have a negative performance, but expose the investor to full downside risk if the underlying index trades to or below 70% of its initial index value **at any time** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day) ✓ The limited loss protection only applies if the underlying index does not decline in value below a predetermined percentage **at any time** ✓ Index LASERS^SM can potentially outperform the underlying index to the extent that the performance of the Dow-Jones Industrial Average^SM is below the fixed percentage return, if **at all times** the value of the underlying index is above the predetermined percentage
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the Dow-Jones Industrial Average^SM if the Dow-Jones Industrial Average^SM falls to or below the predetermined percentage **at any time** ✓ Does not provide for current income; no interest payments

The Index LASERS, which we refer to as the LASERS, will pay an amount in cash at maturity that may be greater than, equal to or less than the stated principal amount depending on (i) the closing value of the underlying index on the valuation date and (ii) the value of the underlying index at all times from but excluding the pricing date to and including the valuation date. If the value of the underlying index does not decline to or below 70% of its initial value **at any time** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day), you will receive, in addition to the principal, a return based on the greater of the index percent change and the specified fixed percentage. However, if the value of the underlying index declines to or below 70% of its initial value **at any time** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day), the payment at maturity will be solely based on the index percent change and, therefore, you will be fully exposed to the negative performance of the underlying index on the valuation date. **The payment at maturity may be less, and potentially significantly less, than the stated principal amount and could be zero.** The LASERS are senior unsecured obligations of Morgan Stanley, and all payments on the LASERS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Index	Dow-Jones Industrial Average^SM (DJIA)
Maturity Date	March 26, 2013 (approximately 3 Years)
Principal Protection	None
Coupon	None
Payment at Maturity per Index LASER	$10 + Index Return Amount, which may be greater than, equal to or less than the stated principal amount
Fixed Percentage	11% to 15%. The actual Fixed Percentage will be determined on the pricing date.
Index Return Amount	▪ If the value of the Underlying Index is greater than the Downside Threshold Value **at all times** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day), the Index Return Amount will equal: $10 x [the greater of (i) the Index Percent Change and (ii) the Fixed Percentage] ▪ If the value of the Underlying Index is less than or equal to the Downside Threshold Value **at any time** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day), the Index Return Amount will equal: $10 x the Index Percent Change *In this scenario, the payment at maturity may be less, and potentially significantly less, than the stated principal amount and could be zero. There is no minimum payment at maturity on the LASERS.*
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Downside Threshold Value	70% of the Initial Index Value
Listing	The Index LASERS^SM will not be listed on any securities exchange
Issue Price/Stated Principal Amount	$10 per Index LASERS^SM
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – March 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                      MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offerings                                                                                  Page 15
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This material was not prepared by the Research  Departments of Morgan Stanley Smith Barney,  Morgan Stanley & Co.  Incorporated,  or
Citigroup  Global Markets Inc., and you should not regard it as a research  report.  Please see the offering  materials for complete
product disclosure including tax disclosure and related risks.                                                           March 2010

MorganStanley SmithBarney

Client Strategy Guide: March 2010 Offerings Page 16

Opportunities in U.S. Equities

Enhanced Yield ○ 8% to 10% ELKS® based on Bank of America Corporation (BAC)

Strategy Overview	✓ Relatively short-term yield enhancement strategy that offers above market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and, *in most cases*, no appreciation potential on the underlying equity. Investors will realize appreciation potential only if, **on any trading day**, the underlying equity closes at or below the downside threshold closing price **and** at maturity (or on the valuation date if the cash election is made by the issuer) closes above its initial equity price ✓ ELKS offer limited protection against a decline in the price of the underlying equity at maturity but only if the underlying equity does not close at or below the predetermined downside threshold closing price **on any trading day** during the investment term ✓ Monthly coupon is paid regardless of the performance of the underlying equity
Risk Considerations	✓ No principal protection ✓ Full downside to the underlying equity if the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term ✓ No participation in any appreciation of the underlying equity unless the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term and at maturity (or on the valuation date if the issuer elects to receive cash) closes above its initial equity price ✓ If the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, with a value less than the initial investment if the underlying equity closes below the initial equity price on the maturity date (or the valuation date if the issuer elects to receive cash)

ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date, and will have the terms described below, as supplemented by the accompanying prospectus supplement and prospectus. **The ELKS do not guarantee any return of principal at maturity.** At maturity the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the underlying equity decreases to or below the downside threshold price **on any trading day** over the term of the ELKS, a number of shares of the underlying equity, equal to the equity ratio (as defined below) or, if the issuer so elects, the cash value (determined as of the valuation date) of such shares. The value of those shares of the underlying equity or that cash, as applicable, could be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Equity	The common stock of Bank of America Corporation (BAC)
Maturity Date	September 28, 2010 (6 Months)
Principal Protection	None
Coupon	8% to 10% per annum (which, due to the six-month term of the ELKS is equivalent to $0.40 to $0.50 per ELKS for the term of the ELKS). The actual Coupon will be determined on the pricing date.
Coupon Payment Dates	Monthly, on the 28th of each month, beginning on April 28, 2010
Payment at Maturity per ELKS	If **on any trading day** from but excluding the pricing date to and including the valuation date: • the closing price **has not** decreased to or below the Downside Threshold Price, then you will receive an amount in cash equal to $10 per ELKS; or • the closing price **has** decreased to or below the Downside Threshold Price, then you will receive shares of the Underlying equity in exchange for each ELKS in an amount equal to the equity ratio per ELKS or, if the issuer so elects, the cash value (determined as of the valuation date) of such shares. The value of those shares of the Underlying Equity or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero.
Downside Threshold Price	80% of the Initial Equity Price
Initial Equity Price	The closing price of the Underlying Equity on the pricing date
Equity Ratio	For each ELKS, the stated principal amount divided by the Initial Equity Price, subject to adjustments for certain corporate events affecting the underlying equity issuer.
Issue Price/Stated Principal Amount	$10 per ELKS
Listing	The ELKS will not be listed on any securities exchange
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – March 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: March 2010 Offerings Page 17

Opportunities in U.S. Equities

Enhanced Yield ○ 8% to 10% ELKS® based on SanDisk Corporation (SNDK)

Strategy Overview	✓ Relatively short-term yield enhancement strategy that offers above market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and, *in most cases*, no appreciation potential on the underlying equity. Investors will realize appreciation potential only if, **on any trading day**, the underlying equity closes at or below the downside threshold closing price **and** at maturity (or on the valuation date if the cash election is made by the issuer) closes above its initial equity price ✓ ELKS offer limited protection against a decline in the price of the underlying equity at maturity but only if the underlying equity does not close at or below the predetermined downside threshold closing price **on any trading day** during the investment term ✓ Monthly coupon is paid regardless of the performance of the underlying equity
Risk Considerations	✓ No principal protection ✓ Full downside to the underlying equity if the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term ✓ No participation in any appreciation of the underlying equity unless the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term and at maturity (or on the valuation date if the issuer elects to receive cash) closes above its initial equity price ✓ If the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, with a value less than the initial investment if the underlying equity closes below the initial equity price on the maturity date (or the valuation date if the issuer elects to receive cash)

ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date, and will have the terms described below, as supplemented by the accompanying prospectus supplement and prospectus. **The ELKS do not guarantee any return of principal at maturity.** At maturity the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the underlying equity decreases to or below the downside threshold price **on any trading day** over the term of the ELKS, a number of shares of the underlying equity, equal to the equity ratio (as defined below) or, if the issuer so elects, the cash value (determined as of the valuation date) of such shares. The value of those shares of the underlying equity or that cash, as applicable, could be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Equity	The common stock of SanDisk Corporation (SNDK)
Maturity Date	April 27, 2011 (13 Months)
Principal Protection	None
Coupon	8% to 10% per annum. The actual Coupon will be determined on the pricing date.
Coupon Payment Dates	Monthly, on the 27th of each month, beginning on April 27, 2010
Payment at Maturity per ELKS	If **on any trading day** from but excluding the pricing date to and including the valuation date: • the closing price **has not** decreased to or below the Downside Threshold Price, then you will receive an amount in cash equal to $10 per ELKS; or • the closing price **has** decreased to or below the Downside Threshold Price, then you will receive shares of the Underlying equity in exchange for each ELKS in an amount equal to the equity ratio per ELKS or, if the issuer so elects, the cash value (determined as of the valuation date) of such shares. The value of those shares of the Underlying Equity or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero.
Downside Threshold Price	75% of the Initial Equity Price
Initial Equity Price	The closing price of the Underlying Equity on the pricing date
Equity Ratio	For each ELKS, the stated principal amount divided by the Initial Equity Price, subject to adjustments for certain corporate events affecting the underlying equity issuer.
Issue Price/Stated Principal Amount	$10 per ELKS
Listing	The ELKS will not be listed on any securities exchange
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – March 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: March 2010 Offerings Page 18

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: March 2010 Offerings Page 19

Opportunities in International Equities

Leveraged Performance

JUMP Securities based on the iShares® FTSE/Xinhua China 25 Index Fund (FXI)

Strategy Overview	✓ Enhanced return within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the iShares® FTSE/Xinhua China 25 Index Fund and seeking enhanced returns within a certain range of index performance, in exchange for a cap on the maximum payment at maturity
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the iShares® FTSE/Xinhua China 25 Index Fund ✓ Appreciation potential is limited to the fixed upside payment at maturity ✓ Does not provide for current income; no interest payments ✓ Exposure concentrated in Chinese companies

The Jump Securities offer the opportunity for investors to earn a return based on the performance of the iShares® FTSE/Xinhua China 25 Index Fund. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the return of 100% of the principal at maturity. Instead, at maturity, you will receive a positive return on the securities equal to 36% to 41%, which we refer to as the upside payment, if the share price on the valuation date is, at all, above the initial share price. If, on the other hand, the share price on the valuation date is at or below the initial share price, you will receive for each $10 stated principal amount of securities that you hold, a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to any percentage decrease from the initial share price. This amount may be significantly less than the stated principal amount of the securities and may be zero. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Shares	Shares of the iShares® FTSE/Xinhua China 25 Index Fund
Maturity Date	March 28, 2012 (2 Years)
Upside Payment	$3.60 to $4.10 per Security (36% to 41% of the stated principal amount) to be determined on the pricing date. Accordingly, even if the Final Share Price is significantly greater than the Initial Share Price, your payment at maturity will not exceed $13.60 to $14.10 per Security.
Payment at Maturity per Security	• If the Final Share Price is *greater than* the Initial Share Price, $10 + the Upside Payment • If the Final Share Price is *less than or equal to* the Initial Share Price, $10 x Share Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*
Share Performance Factor	Final Share Price / Initial Share Price
Listing	The securities will not be listed on any securities exchange.
Issue Price	$10 per security
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – March 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

March 2010

MorganStanley SmithBarney
Client Strategy Guide: March 2010 Offerings Page 20

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                      MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offerings                                                                                  Page 21
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This material was not prepared by the Research  Departments of Morgan Stanley Smith Barney,  Morgan Stanley & Co.  Incorporated,  or
Citigroup  Global Markets Inc., and you should not regard it as a research  report.  Please see the offering  materials for complete
product disclosure including tax disclosure and related risks.                                                           March 2010

MorganStanley SmithBarney

Client Strategy Guide: March 2010 Offerings Page 22

Opportunities in Currencies

Leveraged Performance

PLUS[SM] based on a Currency Basket (BRL, KRW, MXN) Relative to the U.S. Dollar

Strategy Overview

- ✓ Leveraged upside exposure within a certain range of currency performance if the U.S. dollar **weakens** against the basket currencies but if the U.S. dollar **strengthens** against the basket currencies the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the underlying currency basket and seeking enhanced returns within a certain range of basket performance, in exchange for an appreciation limited to the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the depreciation of the underlying currency basket
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments
- ✓ Notes are subject to currency exchange risk

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of positive performance of the underlying asset. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor in the PLUS will receive an amount in cash that may be greater than, equal to or less than the stated principal amount based on the performance of an equally-weighted basket of three emerging markets currencies relative to the U.S. dollar, subject to the maximum payment at maturity. The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**					
Basket (Equally Weighted at 33.3333%)	Currency	Symbol	Currency	Symbol	Currency	Symbol
	Brazilian Real	BRL	Korean Won	KRW	Mexican Peso	MXN
Maturity Date	September 28, 2011 (approximately 18 Months)					
Principal Protection	None					
Interest	None					
Leverage Factor	200%					
Leveraged Upside Payment	$1,000 x Basket Performance x Leverage Factor					
Maximum Payment at Maturity	$1,700 to $1,800 per PLUS (170% to 180% of the stated principal amount). The actual Maximum Payment at Maturity will be determined on the pricing date.					
Basket Performance	Sum of the Currency Performance Values of each of the basket currencies, each as determined on the valuation date					
Payment at Maturity per PLUS	• If the basket of currencies **strengthens** relative to the U.S. dollar so that the Basket Performance is positive: $1,000 + Leveraged Upside Payment *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* • If the basket of currencies **remains unchanged or weakens** relative to the U.S. dollar so that the Basket Performance is equal to or less than zero: $1,000 x (1 + Basket Performance) *This amount will be equal to or less than the stated principal amount of $1,000. There is no minimum payment at maturity on the PLUS*					
Currency Performance Value	With respect to each Basket Currency: [(Initial Exchange Rate / Final Exchange Rate) – 1] x Weighting					
Listing	The PLUS will not be listed on any securities exchange.					
Issue Price/Stated Principal Amount	$1,000 per PLUS					
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – March 25, 2010.					

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offerings                                                                                  Page 23
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This material was not prepared by the Research  Departments of Morgan Stanley Smith Barney,  Morgan Stanley & Co.  Incorporated,  or
Citigroup  Global Markets Inc., and you should not regard it as a research  report.  Please see the offering  materials for complete
product disclosure including tax disclosure and related risks.                                                           March 2010

                                                                                                                      MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offerings                                                                                  Page 24
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Selected Risks & Considerations [GRAPHIC OMITTED]

An investment in Structured  Investments  involves a variety of risks.  Structured  Investments may be linked to a wide variety of
underlying  assets,  and each  underlying  asset will have its own  unique set of risks and  considerations.   For  example,  some
underlying assets have significantly  higher volatility than others.  Before you invest in any Structured  Investment,  you should thoroughly review the relevant  prospectus and related offering materials for a comprehensive  description of the risks associated with the  Structured  Investment,  including the risks related to the underlying  asset(s) to which the  Structured  Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk
All  payments on  Structured  Investments  are subject to the credit risk of the  applicable  issuer.  Any payments of interest or payments at maturity on a Structured  Investment are subject to the credit risk of the applicable  issuer and the issuer's  credit ratings and credit  spreads may adversely  affect the market value of the  Structured  Investment.  Investors are dependent on the applicable  issuer's  ability to pay periodic  interest  payments,  if any, and all amounts due on the  Structured  Investment  at maturity and therefore  investors are subject to the credit risk of the  applicable  issuer and to changes in the market's view of the  applicable  issuer's  credit risk. Any decline in the  applicable  issuer's  credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely  affect the value of the Structured  Investment.
Furthermore,  unless issued as  market-linked  certificate of deposit,  Structured  Investments  are not bank deposits and are not insured or guaranteed by the Federal Deposit  Insurance  Corporation or any other  governmental  agency,  nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular  Structured  Investment  may be sold prior to maturity  will depend on a number of factors and may be  substantially  less than the amount for which they were  originally  purchased.  Some of these  factors  include,  but are not limited to: (i) changes in the level of the  underlying  asset or reference  index,  (ii)  volatility of the  underlying  asset or reference index,  (iii) changes in interest rates, (iv) any actual or anticipated  changes in the credit ratings of the applicable issuer or credit  spreads  charged by the market for taking the issuer's  credit risk and (v) the time  remaining to maturity.  In addition,  we expect that the secondary market prices of a Structured  Investment will be adversely  affected by the fact that the issue price of the  securities  includes  the  agent's  commissions  and  expected  profit.  You may receive  less,  and  possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no  secondary  market  for a  particular  Structured  Investment  and you should be  prepared  to hold your investments  until  maturity.  If the applicable  pricing  supplement so specifies,  we may apply to list a particular  Structured
Investment on a securities  exchange,  but it is not possible to predict  whether any Structured  Investment will meet the listing requirements of that particular exchange, or if listed,  whether any secondary market will exist.  Therefore,  there may be little or no  secondary  market for  Structured  Investments.  Issuers  may, but are not  obligated  to, make a market in the  Structured
Investments.  Even if there is a secondary market for a particular Structured  Investment,  it may not provide enough liquidity to allow  you to trade or sell your  Structured  Investment  easily.  Because  it is not  expected  that  other  broker-dealers  will participate  significantly  in the  secondary  market for  Structured  Investments,  the price at which you may be able to trade a
Structured  Investment is likely to depend on the price,  if any, at which Morgan  Stanley  Smith Barney or another  broker-dealer affiliated  with the particular  issuer of the security is willing to transact.  If at any time Morgan Stanley Smith Barney or any other broker  dealer were not to make a market in  Structured  Investments,  it is likely that there would be no secondary  market for Structured Investments.

Past Performance Not Indicative of Future Results
The  historical  performance  of an  underlying  asset or reference  index is not an indication  of future  performance.  Historical performance of an underlying asset or reference index to which a specific Structured  Investment is linked should not be taken as an indication of the future  performance  of the  underlying  asset or reference  index during the term of the  Structured  Investment.
Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment,  but it is impossible to predict whether such levels will rise or fall.

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This material was not prepared by the Research  Departments of Morgan Stanley Smith Barney,  Morgan Stanley & Co.  Incorporated,  or
Citigroup  Global Markets Inc., and you should not regard it as a research  report.  Please see the offering  materials for complete
product disclosure including tax disclosure and related risks.                                                           March 2010

                                                                                                                      MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offerings                                                                                  Page 25
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Conflicts of Interest
The  applicable  issuer,  its  affiliates,  Morgan  Stanley Smith Barney and/or its  affiliates  may be market  participants.  The applicable  issuer,  one or more of its  affiliates or Morgan  Stanley  Smith Barney or its  affiliates  may,  currently or in the future,  publish research reports with respect to movements in the underlying  asset to which any specific  Structured  Investment is linked.  Such research is modified from time to time without notice and may express  opinions or provide  recommendations  that are inconsistent with purchasing or holding a specific Structured  Investment or Structured  Investments  generally.  Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors.  In most Structured  Investments,  an affiliate of Morgan Stanley or the applicable  issuer is designated to act as calculation  agent to calculate the period  interest or payment at maturity due on the Structured  Investment.  Any determinations  made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity
Hedging and trading  activity by the calculation  agent and its affiliates  could  potentially  adversely  affect the value of the
Structured  Investments.  We expect that the  calculation  agent and its affiliates for a particular  Structured  Investment  will carry out hedging  activities  related to that Structured  Investment,  including  trading in the underlying  asset, as well as in other  instruments  related to the underlying  asset. The calculation  agent and their affiliates may also trade in the underlying asset and other  instruments  related to the underlying asset on a regular basis as part of their general  broker-dealer and other businesses.  Any of these  hedging or  trading  activities  on or prior to the trade  date and  during the term of the  Structured
Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits
The  inclusion  of  commissions  and  projected  profit from hedging in the  original  issue price is likely to  adversely  affect secondary market prices of Structured  Investments.  Assuming no change in market  conditions or any other relevant  factors,  the price,  if any, at which a market-maker  is willing to purchase  Structured  Investments  in secondary  market  transactions  will likely be lower than the original issue price,  since the original issue price  includes,  and secondary  market prices are likely to exclude,  commissions paid with respect to the Structured  Investments,  as well as the cost of hedging the applicable issuer's obligations  under the Structured  Investments.  The cost of hedging includes the projected profit that the calculation  agent and its affiliates may realize in  consideration  for assuming the risks inherent in managing the hedging  transactions.  In addition, any secondary  market prices may differ from values  determined by pricing models used by the  market-maker  as a result of dealer discounts, mark-ups or other transaction costs.

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This material was not prepared by the Research  Departments of Morgan Stanley Smith Barney,  Morgan Stanley & Co.  Incorporated,  or
Citigroup  Global Markets Inc., and you should not regard it as a research  report.  Please see the offering  materials for complete
product disclosure including tax disclosure and related risks.                                                           March 2010

                                                                                                                      MorganStanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offerings                                                                                  Page 26
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IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup
Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do
so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia
Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a
licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a
Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under
Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and
in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC,
except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for
"wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUSSM" is a service mark of Morgan Stanley.

"Standard & Poor's(R)," "S&P(R),"" "S&P 500(R)" and "SPDR(R)" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

"Dow Jones," "UBS," "Dow Jones-UBS Commodity IndexSM," "DJ-UBSSM" and "DJ-UBSCISM" are service marks of Dow Jones & Company, Inc.
and UBS AG, and have been licensed for use for certain purposes. The securities based on the Dow Jones-UBS Commodity Index, are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates, and none of Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates makes any representation regarding the advisability of investing in the securities.

Dow Jones and Citigroup Global Markets have entered into a non-exclusive license agreement providing for the license to Citigroup
Inc., Citigroup Funding and its affiliates, in exchange for a fee, of the right to use indices owned and published by Dow Jones in connection with certain financial instruments, including the Index LASERSSM.

iShares(R) is a service mark of Barclays Global Investors.

LASERSSM is a registered service mark of Citigroup Global Markets Inc.

ELKS(R) is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

Copyright (C) by Morgan Stanley 2010, all rights reserved.

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This material was not prepared by the Research  Departments of Morgan Stanley Smith Barney,  Morgan Stanley & Co.  Incorporated,  or
Citigroup  Global Markets Inc., and you should not regard it as a research  report.  Please see the offering  materials for complete
product disclosure including tax disclosure and related risks.                                                           March 2010